AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                     CUSTOM TOUCH ELECTRONICS, INC.

     The undersigned, Custom Touch Electronics, Inc., a Nevada corporation (the "Corporation"), for the purpose of amending and restating the Articles of Incorporation of the Corporation, in accordance with the applicable provisions of the Nevada Revised Statutes, as from time to time amended (the "NRS"), does hereby make and execute these Amended and Restated Articles of Incorporation and does hereby certify that:

     I.     The name of the Corporation is Custom Touch Electronics, Inc.
Its original Articles of Incorporation were filed with the Secretary of State of Nevada on March 16, 1999.

     II. Upon a proposal recommended and submitted to the majority stockholders of the Corporation by the Corporation's directors pursuant to
Section 78.315 of the NRS resolutions setting forth the within Amended and Restated Articles of Incorporation of this Corporation were duly adopted by majority vote of the stockholders of the Corporation by written consent, in accordance with Section 78.320 of the NRS.

     III. The Amended and Restated Articles of Incorporation of the Corporation submitted and recommended by the Corporation's directors and approved by the majority stockholders of the Corporation read as follows:

          Article ONE.  The name of the Corporation is Intraco Systems, Inc.

          Article TWO. The address of the Corporation's registered office in the State of Nevada is: 3230 E. Flamingo Road, Suite. 156, Las Vegas, Nevada 89121, and the name of its resident agent at that address is Gateway Enterprises, Inc.

          Article THREE. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada, as amended from time to time. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

          Article FOUR. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000 (one hundred ten million), consisting of:

               a. 10,000,000 (ten million) shares of Series A Preferred Stock, $0.001 par value (the "Preferred Stock"); and

               b. 100,000,000 (one hundred million) shares of Common Stock, $0.001 par value (the "Common Stock").
     All or any part of the shares of the Preferred Stock and the Common
Stock may be issued by the Corporation from time to time and for such consideration as may be determined and fixed by the Board of Directors, as provided by law, with due regard to the interest of the existing shareholders; and when consideration for these shares has been received by the Corporation, the shares. shall be deemed fully paid. The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock are as follows:

     A.     Preferred Stock

     The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock to be issued by the Corporation from time to time shall be established by the Board of Directors, in accordance with and as authorized by the NRS;

     B.     Common Stock

          1. Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. Anything contained in these Amended and Restated Articles of Incorporation to the contrary notwithstanding, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon the conversion, exercise or exchange of securities, options warrants or rights then outstanding) by the affirmative vote of the holders of a majority of the shares of Preferred Stock and Common Stock, voting together as one class. In any election of directors, no holder of Common Stock shall be entitled to cumulate his votes by giving one candidate more than one vote per share.

          2. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights exclusively granted to the holders of the Preferred Stock or except as may be provided by law, the holders of Common Stock shall have all other rights of stockholders, including but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets legally available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

          Article FIVE. Unless otherwise determined by the Board of Directors, no shareholder shall be entitled, as a matter of right, to purchase, subscribe for, or receive any right or rights to subscribe for any stock of any class that the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes, and whether or not of unissued shares authorized by the articles of incorporation or out of shares of stock of the Corporation acquired by it after the issuance of the shares, and whether issued for cash, promissory notes, services, personal or real property, or other securities of the Corporation, nor shall any holder of stock of the Corporation be entitled to any right of subscription to any of such shares. Further, unless otherwise determined by the board of directors, no holder of any shares of the stock of the corporation is entitled, as a matter of right, to purchase or subscribe for any obligation which the Corporation may issue or sell that shall be convertible into or exchangeable for any shares of the stock of the Corporation of any class or classes, or to which shall be attached or appurtenant any warrant or warrants or other instrument or instruments which confer on the holder or holders of the obligation the right to subscribe for or purchase from the Corporation any shares of its capital stock of any class or classes.

          Article SIX.

               a. Except as may be otherwise specifically provided by the NRS, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the Board of Directors.

               b. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, and, except as otherwise provided in these Amended and Restated Articles of Incorporation, as amended, or the By-laws, the vote of a majority of the directors present at a meeting at which a quorum is then present shall be the act of the Board. As used in this Amended and Restated Articles of Incorporation, as amended, the terms "whole Board" and "whole Board of Directors" are hereby exclusively defined and limited to mean the total number of directors which the Corporation would have if the Board had no vacancies.

               c. The number of directors shall be fixed by, or in the manner provided in, the By-Laws.

               d. Any vacancies in the Board of Directors for any reason and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less that a quorum, and any directors so chosen shall hold office until the next election and until their successors shall be elected and qualified or until their respective earlier resignation, removal or death. No decrease in the number of directors shall shorten the term on any incumbent director.

               e. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation, as amended, or the By-laws, and notwithstanding the fact that some lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation, as amended, or the By-laws, any director or the whole Board of Directors of the Corporation may be removed at any time, but only for cause and only upon the affirmative vote of the holders of a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class (for the purposes of this Article SIX, section (e), each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Amended and Restated Articles of Incorporation, as amended).

               f. As used in these Amended and Restated Articles of Incorporation, as amended, the term "for cause" is hereby exclusively defined and limited to mean commission of a felony or a finding by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director's duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal.

               g. There shall be no qualifications for election as directors of the Corporation, except that no person shall be eligible to stand for election as a director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.
               h. Except as provided in this Article SIX, no director of the Corporation shall be removed his office as a director by vote or other action of stockholders or otherwise except for cause.

               i. Advance notice of nominations for the election of directors other than nominations by the Board of Directors or a committee thereof shall be given to the Corporation in the manner provided in the By-laws.

               j. Except as may be otherwise specifically provided in this Article SIX, the term of office and voting power of each director of the Corporation shalt be neither greater than nor less than that of any other director or class of directors of the Corporation.
               k. Elections of directors need not be by ballot unless the By-laws of the Corporation shall so provide.

          Article SEVEN. The By-laws of the Corporation shall be adopted in any manner provided by law. In furtherance, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the By-laws of the Corporation. Notwithstanding any other provisions in these Amended and Restated Articles of Incorporation, as amended, or the By-laws of the Corporation, and notwithstanding the fact that some lesser percentage may be specified by law, the stockholders of the Corporation shall have the power to make, adopt, alter, amend or repeal the By-laws of the Corporation only upon the affirmative vote of a majority or more of the then outstanding shares of Voting stock, considered for this purpose as one class (for purposes in this Article SEVEN, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Amended and Restated Articles of Incorporation, as amended).

          Article EIGHT. The Corporation may agree to the ten-ns and conditions upon which any director, officer, employee or agent accepts his office or position and in it By-laws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the NRS (including without limitation, the statutes, case law and principles of equity) of the State of Nevada. If the NRS (including without limitation, the statutes, case law or principles of equity, as the case may be) of the State of Nevada are amended or changed to permit or authorize broader rights of indemnification to any of the persons referred to in the immediately preceding sentence, then the Corporation shall be automatically authorized to agree to indemnify such respective persons to the fullest extent permitted or authorized by such law, as so amended or changed, without the need for amendment or modification of this Article EIGHT and without further action by the Directors or stockholders of the Corporation.

     Without limiting the generality of the foregoing provisions of this Article EIGHT, to the fullest extent permitted or authorized by the NRS as now in effect and as the same may from time to time hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the immediately preceding sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

          Article NINE. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation under the provisions of the NRS or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of the NRS order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          Article TEN. Except as may be otherwise provided by statute, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person" to, a purchaser, pledge, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the claim by or the interest of such person.

          Article ELEVEN. The books of the Company may be kept (subject to any provisions contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

          Article TWELVE. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that the foregoing shall not derogate from the authority of all the directors and all of the stockholders of the Corporation eligible to vote, to adopt an amendment to these Amended and Restated Articles of Incorporation, as amended, by signing a written statement manifesting their intention that an amendment to these Amended and Restated Articles of Incorporation, as amended, be adopted pursuant to the NRS.

          Article THIRTEEN. Except as otherwise required by law and subject to the rights, if any, of the holders of Preferred Stock or any series thereof, special meeting of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President of the Corporation or the Board pursuant to a resolution adopted by the majority of the whole Board.

          Article FOURTEEN. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, as amended, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          Article FIFTEEN.  The duration of the Corporation is perpetual.

          Article SIXTEEN. None of the provisions of Articles FOUR, FIVE or this Article SIXTEEN may be amended, altered, changed or repealed except upon the affirmative vote at any annual or special meeting of the stockholders, of the holders of at least a majority or more of the then outstanding shares of Voting Stock, considered for this as one class (for the purpose of this Article SIXTEEN, each share of Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Amended and Restated Articles of Incorporation), nor shall new provisions to these Amended and Restated Articles of Incorporation, as amended, be amended, altered or repealed which in either instance are in conflict or inconsistent with Articles FOUR, FIVE or this Article SIXTEEN except upon the affirmative vote at any annual or special meeting of the stockholders of the holders of at least a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class. Any inconsistency between the provisions of a By-law and any provision of these Amended and Restated Articles of Incorporation, as amended, shall be controlled by these Amended and Restated Articles of Incorporation, as amended.

     IV. The foregoing Amended and Restated Articles of Incorporation restate and integrate and do not further amend the provisions of the Corporation's Articles of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of these Amended and Restated Articles of Incorporation; and

     V. These Amended and Restated Articles of Incorporation have been duly adopted in accordance with the provisions of the NRS.

     IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation have been executed on behalf of the Corporation as of this 8th day of April, 1999, by its President, who does make, file and record these Amended and Restated Articles of Incorporation, and does certify that this instrument is the act and deed of the Corporation and that the facts stated herein are true, and that he has accordingly hereunto met his hand this 8th day of April, 1999.
                         Intraco Systems, Inc.

                              By:          /s/
                            Jack S. Berger, President